EXHIBIT 99.2

PROMISSORY NOTE

$2,000,000.00	March 15, 2013
Tualatin, OR 97062

FOR VALUE RECEIVED, the undersigned, Powin Corporation, a Nevada corporation (“POWIN”) promises to pay to the order of 3U (HK) Trading Co., Limited, Akara Building, 24 DeCastro Street, Wichams Cay 1, Road Town, Tortola, British Virgin Islands (“Lender”), the sum of TWO MILLION DOLLARS ($2,000,000.00) with interest thereon at the rate of six percent (6%) per annum from the date hereof until paid.  The entire sum, including principal and interest shall be due and payable on or before June 30, 2015.  This Note may be prepaid, in whole or in part, without penalty from the date hereof until paid.

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Attorneys’ Fees.   If this Note is placed in the hands of an attorney for collection, POWIN promises and agrees to pay the reasonable collection costs of the holder hereof, and if suit or action is filed hereon, also promises to pay (1) holder’s reasonable attorney’s fees to be fixed by the trial court and (2) if any appeal is taken from any decision of the trial court, such further sum as may be fixed by the appellate court, as the holder’s reasonable attorney’s fees in the appellate court.

POWIN CORPORATION
A Nevada corporation

By:	/s/ Jingshuang Liu
President

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